EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 8, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (June 2010 – May 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.6%	-1.4%	-2.6%	9.8%	-3.6%	-2.0%	1.4%	-2.0%	9.7%	-28.6%	-0.2	-0.3
B**	-1.6%	-1.4%	-2.8%	9.3%	-4.2%	-2.6%	0.7%	-2.6%	9.7%	-29.9%	-0.2	-0.4
Legacy 1***	-1.5%	-1.3%	-1.8%	11.7%	-1.6%	0.0%	N/A	0.0%	9.6%	-23.7%	0.0	0.0
Legacy 2***	-1.5%	-1.3%	-1.9%	11.6%	-1.7%	-0.3%	N/A	-0.3%	9.6%	-24.4%	0.0	0.0
Global 1***	-1.6%	-1.3%	-1.8%	12.3%	-1.1%	-0.4%	N/A	-0.4%	9.2%	-21.9%	0.0	-0.1
Global 2***	-1.6%	-1.3%	-1.8%	12.2%	-1.3%	-0.6%	N/A	-0.6%	9.2%	-22.4%	0.0	-0.1
Global 3***	-1.6%	-1.4%	-2.4%	10.6%	-2.8%	-2.3%	N/A	-2.3%	9.2%	-26.2%	-0.2	-0.3

S&P 500 Total Return Index****	0.4%	1.5%	3.5%	12.1%	19.8%	16.6%	8.1%	16.6%	12.3%	-16.3%	1.3	2.4
Barclays Capital U.S. Long Gov Index****	-1.1%	-2.3%	-1.5%	9.3%	1.9%	7.8%	6.6%	7.8%	11.9%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	33%					33%
Energy	11%	Long	Heating Oil	3.3%	Long	11%	Long	Heating Oil	3.3%	Long
			Gasoline Blendstock	3.0%	Long			Gasoline Blendstock	2.9%	Long
Grains/Foods	11%	Short	Corn	2.6%	Short	11%	Short	Corn	2.6%	Short
			Live Cattle	1.4%	Long			Live Cattle	1.4%	Long
Metals	11%	Short	Gold	3.0%	Short	11%	Short	Gold	3.1%	Short
			Copper	2.1%	Long			Copper	2.0%	Long
FINANCIALS	67%					67%
Currencies	16%	Long $	Euro	4.1%	Short	16%	Long $	Euro	4.4%	Short
			Japanese Yen	2.5%	Short			Japanese Yen	2.5%	Short
Equities	36%	Long	S&P 500	6.0%	Long	36%	Long	S&P 500	5.9%	Long
			Hang Seng Index	4.5%	Long			Hang Seng Index	4.4%	Long
Fixed Income	15%	Long	Eurodollars	2.7%	Long	15%	Long	Eurodollars	2.6%	Long
			U.S. 10-Year Treasury Notes	1.9%	Long			U.S. 10-Year Treasury Notes	1.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets finished a volatile week higher due to a combination of weaker-than-expected inventory data and the prospects for bullish demand that followed the week’s upbeat employment data.  Forecasts for warmer weather in the U.S. drove prices up in the natural gas markets.

Grains/Foods
Soybean prices increased due to improved export data.  Corn markets fell on speculation the U.S. crop output would be greater than expected.  Wheat markets rallied in reaction to lower supply forecasts for Europe and Canada.

Metals
Gold markets rallied over 1% after weaker-than-expected reports about the growth of U.S. wages fueled speculation of a delayed hike in U.S. interest rates.  Copper markets fell in reaction to decreased global demand.  Nickel markets moved 4% higher due to declines in global supplies.

Currencies
The U.S. dollar fell sharply because of weak U.S. economic data and beliefs the Federal Reserve will delay raising interest rates.  The euro rose to a 2-month high versus the U.S. dollar after strong economic indicators across the Eurozone improved the region's economic outlook and after Greece made a €200 million interest payment to the International Monetary Fund (IMF).  The British Pound rose nearly 2% after the Conservative Party’s victory.

Equities
U.S. and European equity markets rallied following a late-week release of strong employment data and on positive reaction to the U.K. election results and Greece’s interest payment to the IMF.  Asian equity markets finished lower due to early-week declines prompted by weak economic data.

Fixed Income
U.S. and European debt markets moved sharply lower due to increased debt supplies and an improved outlook for the Eurozone.  Prices were also pressured by bullish U.S. employment data and strength in the energy markets which has helped ease deflation concerns.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.